Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@century-bank.com

Phone:	781-393-4630

Fax:	781-393-4071
CENTURY BANCORP, INC. ANNOUNCES 81% EARNINGS GROWTH FOR Q1 2010; 5%
ASSET GROWTH TO $2.4BB; REGULAR DIVIDEND DECLARED
Medford, MA, April 13, 2010—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.century-bank.com) (“the Company”) today announced net income of $3,422,000 for the quarter ended March 31, 2010, or $0.62 per share diluted, an increase of 81.4% as compared to net income of $1,886,000, or $0.34 per share diluted, for the same period a year ago. Total assets increased 4.5% from $2.3 billion at December 31, 2009 to $2.4 billion at March 31, 2010.
Net interest income totaled $12.7 million for the quarter ended March 31, 2010 compared to $10.8 million for 2009. The 17.9% increase in net interest income for the period is mainly due to a 23.7% increase in the average balances of earning assets, combined with a similar increase in deposits. The increased volume was partially offset by a decrease of two basis points in the net interest margin. The net interest margin decreased from 2.57% on a fully taxable equivalent basis in 2009 to 2.55% on the same basis for 2010.
The provision for loan losses decreased by $275,000 from $1.9 million for the quarter ended March 31, 2009 to $1.6 million, for the quarter ended March 31, 2010, as a result of decreases in loans on nonaccrual. The Company capitalized on favorable market conditions and realized $378,000 of net gains on sales of investments during the quarter ended March 31, 2010. Included in operating expenses for the quarter ended March 31, 2010 are FDIC assessments of $650,000, as compared to $493,000 for 2009. FDIC assessments increased primarily as a result of an increase in the assessment rate as well as an increase in the deposit base.
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The Company’s effective tax rate declined from 12.8% in 2009 to 11.0% in 2010 primarily as a result of an increase in tax-exempt income.
At March 31, 2010, total equity was $138.0 million compared to $132.7 million at December 31, 2009. The Company’s equity increased as a result of earnings and a decrease in accumulated other comprehensive loss, net of taxes, offset somewhat by dividends paid. The Company’s leverage ratio stood at 7.23% at March 31, 2010, compared to 8.29% at March 31, 2009. This decline in the leverage ratio is due to an increase in assets, offset by an increase in stockholders’ equity. Book value as of March 31, 2010 was $24.95 per share compared to $22.24 at March 31, 2009.
The Company’s allowance for loan losses was $13.2 million or 1.50% of loans outstanding at March 31, 2010, compared to $12.4 million, or 1.41% of loans outstanding at December 31, 2009 and $12.5 million or 1.49% of loans outstanding at March 31, 2009. Non-performing assets totaled $11.9 million at March 31, 2010, compared to $12.3 million at December 31, 2009 and $14.7 million at March 31, 2009.
The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable May 17, 2010 to stockholders of record on May 3, 2010.
The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-two full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.
Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.
This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Condition (unaudited)
(in thousands)

	March 31,	December 31,
	2010	2009
Assets
Cash and Due From Banks	$38,127	$42,627
Federal Funds Sold and Interest-bearing Deposits In Other Banks	181,461	356,015

Short-term Investments	135,975	18,518

Securities Available-For-Sale (AFS)	798,128	647,796

Securities Held-to-Maturity	229,502	217,643

Federal Home Loan Bank of Boston stock, at cost	15,531	15,531

Loans:
Commercial & Industrial	138,656	141,061
Construction & Land Development	56,541	60,349
Commercial Real Estate	371,504	361,823
Residential Real Estate	189,428	188,096
Consumer and Other	7,296	7,720
Home Equity	117,698	118,076

Total Loans	881,123	877,125
Less: Allowance for Loan Losses	13,229	12,373

Net Loans	867,894	864,752

Bank Premises and Equipment	21,176	21,015
Accrued Interest Receivable	6,372	5,806
Goodwill	2,714	2,714
Core Deposit Intangible	799	896
Other Assets	58,788	60,722

Total Assets	$2,356,467	$2,254,035

Liabilities
Demand Deposits	$278,338	$279,874

Interest Bearing Deposits:
Savings and NOW Deposits	629,115	575,592
Money Market Accounts	515,740	553,883
Time Deposits	399,657	292,638

Total Interest Bearing	1,544,512	1,422,113

Total Deposits	1,822,850	1,701,987

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	113,460	118,745
Other Borrowed Funds	211,968	234,024

Total Borrowed Funds	325,428	352,769

Other Liabilities	34,128	30,466
Subordinated Debentures	36,083	36,083

Total Liabilities	2,218,489	2,121,305

Total Stockholders’ Equity	137,978	132,730

Total Liabilities & Stockholders’ Equity	$2,356,467	$2,254,035

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Income (unaudited)
For the Quarter ended March 31, 2010 and 2009
(in thousands)

	Quarter Ended March 31,
	2010	2009

Interest Income:
Loans	$12,112	$11,789
Securities Held-to-Maturity	1,985	2,223
Securities Available-for-Sale	5,033	5,029
Federal Funds Sold and Interest-bearing Deposits In Other Banks	378	542

Total Interest Income	19,508	19,583

Interest Expense:
Savings and NOW Deposits	1,221	1,396
Money Market Accounts	1,224	1,935
Time Deposits	1,708	2,607
Securities Sold Under Agreements to Repurchase	219	208
Other Borrowed Funds and Subordinated Debentures	2,411	2,645

Total Interest Expense	6,783	8,791

Net Interest Income	12,725	10,792

Provision For Loan Losses	1,575	1,850

Net Interest Income After Provision for Loan Losses	11,150	8,942

Other Operating Income
Service Charges on Deposit Accounts	1,923	2,022
Lockbox Fees	700	741
Net Gain on Sales of Investments	378	978
Other Income	1,258	929

Total Other Operating Income	4,259	4,670

Operating Expenses
Salaries and Employee Benefits	6,925	6,888
Occupancy	1,068	1,145
Equipment	550	628
FDIC Assessment	650	493
Other	2,373	2,296

Total Operating Expenses	11,566	11,450

Income Before Income Taxes	3,843	2,162

Income Tax Expense	421	276

Net Income	$3,422	$1,886

Century Bancorp, Inc. and Subsidiaries
Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)
(in thousands)

	March 31,	March 31,
	2010	2009

Assets
Cash and Due From Banks	$52,167	$66,316
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	387,343	206,097

Securities Available-For-Sale (AFS)	704,955	528,295
Securities Held-to-Maturity	232,115	209,687

Total Loans	876,396	835,240
Less: Allowance for Loan Losses	12,848	11,765

Net Loans	863,548	823,475

Unrealized Gain on Securities AFS	10,889	529
Bank Premises and Equipment	21,135	21,895
Accrued Interest Receivable	6,563	7,188
Goodwill	2,714	2,714
Core Deposit Intangible	852	1,242
Other Assets	57,937	49,151

Total Assets	$2,340,218	$1,916,589

Liabilities
Demand Deposits	$279,184	$273,439

Interest Bearing Deposits:
Savings and NOW Deposits	645,156	432,383
Money Market Accounts	542,597	411,511
Time Deposits	311,436	326,226

Total Interest Bearing	1,499,189	1,170,120

Total Deposits	1,778,373	1,443,559

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	172,691	106,600
Other Borrowed Funds	186,205	178,625

Total Borrowed Funds	358,896	285,225

Other Liabilities	30,041	29,703
Subordinated Debentures	36,083	36,083

Total Liabilities	2,203,393	1,794,570

Total Stockholders’ Equity	136,825	122,019

Total Liabilities & Stockholders’ Equity	$2,340,218	$1,916,589

Total Average Earning Assets — YTD	$2,200,809	$1,779,319

Century Bancorp, Inc. and Subsidiaries
Consolidated Selected Key Financial Information (unaudited)
(in thousands, except share data)

	March 31,	March 31,
	2010	2009
Performance Measures:

Earnings per average share, basic, quarter	$0.62	$0.34
Earnings per average share, diluted, quarter	$0.62	$0.34
Return on average assets, quarter	0.59%	0.40%
Return on average stockholders’ equity, quarter	10.14%	6.27%
Net interest margin (taxable equivalent), quarter	2.55%	2.57%
Efficiency ratio, quarter	63.9%	70.8%
Book value per share	$24.95	$22.24
Tangible book value per share	$24.31	$21.53
Tangible capital / tangible assets	5.71%	6.10%

Common Share Data:
Average shares outstanding, basic, quarter	5,530,297	5,537,781
Average shares outstanding, diluted, quarter	5,533,070	5,537,781

Shares outstanding Class A	3,515,917	3,507,507
Shares outstanding Class B	2,014,380	2,027,100

Total shares outstanding at period end	5,530,297	5,534,607

Asset Quality and Other Data:

Allowance for loan losses / loans	1.50%	1.49%
Nonaccrual loans	$11,857	$14,659
Nonperforming assets	$11,857	$14,659
Loans 90 days past due and still accruing	$312	$—
Accruing troubled debt restructures	$877	$—
Net charge-offs, quarter	$718	$447

Leverage ratio	7.23%	8.29%
Tier 1 risk weighted capital ratio	14.36%	15.02%
Total risk weighted capital ratio	15.49%	16.20%
Total risk weighted assets	$1,173,973	$1,055,139